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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Forms S-3, S-1 and F-1 of our reports dated February 28, 1995, relating to the balance sheets of CalPetro Tankers (Bahamas I) Limited; CalPetro Tankers (Bahamas II) Limited; CalPetro Tankers (Bahamas III) Limited and CalPetro Tankers (IOM) Limited, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse

PRICE WATERHOUSE
Chartered Accountants
Douglas
Isle of Man
British Isles


March 10, 1995